UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 19, 2016 (January 19, 2016)
GENESCO INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee	37217-2895
(Address of Principal Executive Offices)	(Zip Code)
(615) 367-7000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE.

Genesco Inc. completed the sale of the assets of the Lids Team Sports business, which has operated within its Lids Sports Group segment, to BSN Sports, LLP on January 19, 2016. A press release announcing the transaction is provided as Exhibit 99.1 to this Current Report on Form 8-K. The Company expects to recognize a gain on the sale in the fiscal year ending January 30, 2016, estimated in the range of $10 million to $15 million net of transaction-related expenses before tax, and $0.27 to $0.40 per diluted share after tax. The effects of the transaction are not reflected in the Company's previously announced earnings guidance for the fiscal year ending January 30, 2016, and will be excluded from the adjusted earnings per share measure normally provided by the Company.

On January 19, 2016, Genesco Inc. issued a press release announcing that its board of directors has authorized it to repurchase up to $100 million of the Company's common stock. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.
(d)       Exhibits
The following exhibits are furnished herewith:

Exhibit Number	Description

99.1	Press Release dated January 19, 2016

99.2	Press Release dated January 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

By:    /s/ Roger G. Sisson
Name:    Roger G. Sisson
Title:    Senior Vice President,
Secretary and General Counsel
 Date: January 19, 2016

EXHIBIT INDEX

No.	Exhibit

99.1	Press Release dated January 19, 2016
99.2	Press Release dated January 19, 2016